Exhibit 99.2

M/A-COM Technology Solutions Holdings, Inc.

Introduction to the Pro Forma Condensed Combined Consolidated Financial Statements

(Unaudited)

On August 17, 2015, M/A-COM Technology Solutions Holdings, Inc. (the “Company”) completed its previously announced divestiture of its automotive module business (the “Auto Business”) pursuant to the Stock Purchase Agreement (the “Purchase Agreement”) among the Company, Autoliv ASP Inc. (“Autoliv”), M/A-COM Technology Solutions Inc., a wholly-owned subsidiary of the Company (“MACOM Solutions”), and RoadScape Automotive, Inc., formerly known as M/A-COM Auto Solutions Inc., a wholly-owned subsidiary of MACOM Solutions (“RoadScape”). Pursuant to the Purchase Agreement, the Company sold all of the issued and outstanding shares of capital stock of RoadScape to Autoliv for $100 million in cash, subject to customary working capital and other adjustments, plus up to an additional $30 million in cash in the form of an earn-out payment based on the achievement of certain revenue- and customer order-based targets through September 30, 2019.

The accompanying unaudited pro forma consolidated statement of operations and comprehensive income (loss) for nine months ended July 3, 2015, and the years ended October 3, 2014, September 27, 2013, and September 28, 2012 give effect to the disposition of certain assets and liabilities of the automotive business of the Company as if the sale had been consummated at the beginning of each period presented. The accompanying unaudited pro forma condensed consolidated balance sheet as of July 3, 2015 gives effect to the disposition of certain assets and liabilities of the Company as if it had been consummated as of July 3, 2015.

The historical financial information on which the pro forma financial statements are based is included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2015 and the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 9, 2014. The pro forma consolidated financial statements and the notes thereto should be read in conjunction with these historical consolidated financial statements.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are subject to a number of assumptions that may not be indicative of the results of operations that would have occurred had the disposition been completed at the dates indicated or what the results will be for any future periods. The unaudited pro forma consolidated statements of operations and comprehensive income (loss) do not include transaction costs or the gain that the Company expects to recognize on the sale of certain assets and liabilities. The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analysis are performed, and have been made solely for the purpose of providing unaudited pro forma condensed financial statements. Differences between these preliminary estimates and the final divestiture accounting may occur and these differences could have a material effect on the accompanying unaudited pro forma condensed financial statements and the Company’s future financial position and results of operations.

M/A-COM Technology Solutions Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of July 3, 2015

(in thousands)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma as Adjusted

ASSETS
Current assets
Cash and cash equivalents	$80,687	$79,692	(A)	$160,379
Accounts receivable, net	89,714	(12,646)	(C)	77,068
Inventories	84,373	(2,216)	(C)	82,157
Prepaid expenses and other	18,423	—		18,423
Deferred income taxes	35,957	—		35,957

Total current assets	309,154	64,830		373,984
Property, plant and equipment, net	80,167	(141)	(C)	80,026
Goodwill	98,799	—		98,799
Intangible assets, net	252,496	—		252,496
Deferred income taxes	49,851	—		49,851
Assets held for sale	—	—		—
Other assets	16,247	17,250	(B)	33,497

Total assets	$806,714	$81,939		$888,653

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of lease	$554	$—		$554
Current portion of long-term debt	3,500	—		3,500
Accounts payable	27,594	(5,442)	(C)	22,152
Accrued liabilities	32,498	(660)	(C)	31,838
Deferred revenue	336	—		336
Income taxes payable	1,172	31,959	(D)	33,131

Total current liabilities	65,654	25,857		91,511
Lease payable, less current portion	608	—		608
Long-term debt	340,813	—		340,813
Warrant liability	31,472	—		31,472
Deferred income taxes	—	—		—
Other long-term liabilities	7,365	—		7,365

Total liabilities	445,912	25,857		471,769
Stockholders’ equity:
Common stock	53	—		53
Additional paid-in capital	516,597	—		516,597
Treasury stock	(330)	—		(330)
Accumulated deficit	(153,328)	56,082	(E)	(97,246)
Accumulated other comprehensive loss	(2,190)			(2,190)

Total stockholders’ equity	360,802	56,082		416,884

Total liabilities and stockholders’ equity	$806,714	$81,939		$888,653

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

M/A-COM Technology Solutions Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended July 3, 2015

(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma as Adjusted
Revenue	370,412	(62,367)	(F)	308,045
Cost of revenue	202,420	(41,004)	(F)	161,416

Gross profit	167,992	(21,363)		146,629
Operating expenses:
Research and development	62,146	(1,960)	(F)	60,186
Selling, general and administrative	82,254	(2,187)	(F)	80,067
Restructuring charges	971	—		971

Total operating expenses	145,371	(4,147)		141,224
Income (loss) from operations	22,621	(17,216)		5,405
Other income (expense):
Warrant liability expense	(15,671)	—		(15,671)
Interest expense	(13,951)	—		(13,951)
Other income	2,774	(4,000)	(F)	(1,226)

Total other expense	(26,848)	(4,000)		(30,848)

Loss before income taxes	(4,227)	(21,216)		(25,443)

Income tax provision (benefit)	1,589	(7,701)	(F)	(6,112)
Loss from continuing operations	$(5,816)	$(13,515)		$(19,331)

Loss from continuing operations - basic	$(0.12)	$(0.27)		$(0.38)
Loss from continuing operations - diluted	$(0.12)	$(0.27)		$(0.38)

Shares used:
Basic	50,433	50,433		50,433

Diluted	50,433	50,433		50,433

See accompanying notes to unaudited condensed consolidated financial statements.

M/A-COM Technology Solutions Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Fiscal Year Ended October 3, 2014

(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma as Adjusted
Revenue	418,662	(79,473)	(F)	339,189
Cost of revenue	249,674	(51,425)	(F)	198,249

Gross profit	168,988	(28,048)		140,940
Operating expenses:
Research and development	73,685	(2,334)	(F)	71,351
Selling, general and administrative	86,179	(3,586)	(F)	82,593
Restructuring charges	14,823	—		14,823

Total operating expenses	174,687	(5,920)		168,767
Loss from operations	(5,699)	(22,128)		(27,827)
Other income (expense):
Warrant liability expense	(3,928)	—		(3,928)
Interest expense	(12,362)	—		(12,362)
Other income	3,217	—		3,217

Total other expense	(13,073)	—		(13,073)

Loss before income taxes	(18,772)	(22,128)		(40,900)

Income tax benefit	(8,054)	(8,032)	(F)	(16,086)
Loss from continuing operations	$(10,718)	$(14,096)		$(24,814)

Loss from continuing operations - basic	$(0.23)	$(0.30)		$(0.53)
Loss from continuing operations - diluted	$(0.23)	$(0.30)		$(0.53)

Shares used:
Basic	47,009	47,009		47,009

Diluted	47,009	47,009		47,009

See accompanying notes to unaudited condensed consolidated financial statements.

M/A-COM Technology Solutions Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Fiscal Year Ended September 27, 2013

(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma as Adjusted
Revenue	323,071	(80,368)	(F)	242,703
Cost of revenue	186,658	(53,153)	(F)	133,505

Gross profit	136,413	(27,215)		109,198
Operating expenses:
Research and development	44,588	(2,083)	(F)	42,505
Selling, general and administrative	52,004	(747)	(F)	51,257
Litigation settlement	7,250	—		7,250
Contingent consideration	(577)	—		(577)
Restructuring charges	1,060	—		1,060

Total operating expenses	104,325	(2,830)		101,495
Income (loss) from operations	32,088	(24,385)		7,703
Other income (expense):
Warrant liability gain	(4,312)	—		(4,312)
Interest expense	(817)	—		(817)
Other income	372	—		372

Total other expense	(4,757)	—		(4,757)

Income (loss) before income taxes	27,331	(24,385)		2,946

Income tax provision (benefit)	9,135	(8,852)	(F)	283
Income (loss) from continuing operations	$18,196	$(15,533)		$2,663

Income (loss) from continuing operations - basic	$0.40	$(0.34)		$0.06
Income (loss) from continuing operations - diluted	$0.39	$(0.33)		$0.06

Shares used:
Basic	45,916	45,916		45,916

Diluted	47,137	47,137		47,137

See accompanying notes to unaudited condensed consolidated financial statements.

M/A-COM Technology Solutions Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Fiscal Year Ended September 28, 2012

(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma as Adjusted
Revenue	303,336	(47,792)	(F)	255,544
Cost of revenue	169,213	(34,387)	(F)	134,826

Gross profit	134,123	(13,405)		120,718
Operating expenses:
Research and development	36,752	(1,849)	(F)	34,903
Selling, general and administrative	45,688	(531)	(F)	45,157
Contingent consideration	(3,922)	—		(3,922)
Restructuring charges	1,862	—		1,862

Total operating expenses	80,380	(2,380)		78,000
Income (loss) from operations	53,743	(11,025)		42,718
Other income (expense):
Warrant liability (expense) gain	3,175	—		3,175
Class B conversion liability expense	(44,119)	—		(44,119)
Interest expense	(695)	—		(695)
Other income	185	—		185

Total other expense	(41,454)	—		(41,454)

Income (loss) before income taxes	12,289	(11,025)		1,264

Income tax provision (benefit)	15,953	(4,123)	(F)	11,830
Accretion to redemption value of redeemable preferred stock and participating stock dividends	(2,616)	—		(2,616)

Loss from continuing operations	$(6,280)	$(6,902)		$(13,182)

Loss from continuing operations - basic	$(0.25)	$(0.28)		$(0.53)
Loss from continuing operations - diluted	$(0.25)	$(0.28)		$(0.53)

Shares used:
Basic	24,758	24,758		24,758

Diluted	24,758	24,758		24,758

See accompanying notes to unaudited condensed consolidated financial statements.

M/A-COM Technology Solutions Holdings, Inc.

Notes to the Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

(Amounts in thousands)

1. Basis of Presentation

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. The pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable. Actual results may differ from those estimates. Pro forma adjustments related to the unaudited pro forma financial information presented below assume the sale of the certain assets and liabilities of the Company’s automotive business was consummated on the date of the most recent period presented for the consolidated balance and at the beginning of the fiscal year presented for the consolidated statement of operations and comprehensive income (loss). The financial statements include adjustments which give effect to events that are (i) directly attributable to the sale, (ii) expected to have a continuing impact on the Company, and (iii) factually supportable. In addition, the consolidated balance sheet includes adjustments that are nonrecurring, such as transaction costs and the after-tax gain on the transaction.

The historical financial information on which the pro forma financial statements are based is included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2015 and the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 9, 2014. The pro forma consolidated financial statements and the notes thereto should be read in conjunction with these historical consolidated financial statements.

2. Unaudited Pro Forma Condensed Consolidated Balance Sheet

The unaudited pro forma condensed consolidated balance sheet at July 3, 2015 reflects the following pro forma adjustments:

(A) Reflects the pro forma impact of the receipt of cash proceeds from the sale (net of the indemnification holdback) equal to $82,000 plus $64 related to the working capital adjustment less $2,372 of estimated selling and transaction expenses.

(B) Reflects the receivable for the $18,000 indemnification holdback, less $750 of other assets sold.

(C) Adjustment to reflect the assets and liabilities sold.

(D) Represents the estimated income taxes payable assuming a combined federal/state income tax rate of 36.3%.

(E) Reflects the estimated after-tax impact of the above pro forma items.

3. Unaudited Pro Forma Condensed Consolidated Statements of Operations and Comprehensive Loss

The unaudited pro forma condensed consolidated statements of operations and comprehensive income (loss) for the nine months ended July 3, 2015 and the years ended October 3, 2014, September 27, 2013, and September 28, 2012 reflect the following pro forma adjustments:

(F) Amount eliminates the revenues, cost of goods sold, operating expenses and income taxes related to the automotive business.